SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  May 10, 2002

HF FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-19972	46-0418532
(State or other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)	Identification No.)

225 South Main Avenue

Sioux Falls, South Dakota  57104

(Address of principal executive offices)

Registrant’s telephone no., including area code:  (605) 333-7556

Not Applicable

(Former name or former address, if changed since last report)

ITEM 5.  Other Events

HF Financial Corp. (the “Company”) announced on May 10, 2002, that the Company’s Board of Directors has authorized management to repurchase up to 10% of its outstanding common stock through April 30, 2003.  Management of the Company stated that purchases will be made periodically in either open market or private transactions or both, in accordance with guidelines established by the Securities and Exchange Commission which includes volume restrictions designed to minimize the impact of such repurchases.  The number of shares of Common Stock actually acquired by the Company will depend upon subsequent developments and corporate needs, and such repurchases may be interrupted or discontinued at any time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on it behalf by the undersigned thereunto duly authorized.

HF FINANCIAL CORP.

Date:  May 10, 2002

By:	/s/ Curtis L. Hage
Curtis L. Hage President and Chief Executive Officer